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                                                              EXHIBIT 11

                                               SENECA FOODS CORPORATION AND SUBSIDIARIES
                                                   COMPUTATION OF EARNINGS PER SHARE

                                                   (In thousands except share data)



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                                                                         Three Months Ended                   Six Months Ended
                                                                         ------------------                   ----------------
                                                                     10/2/99            9/26/99           10/2/99         9/26/98
                                                                     -------            -------           -------         -------

Basic Net Earnings Applicable to Common Stock:

    Net Earnings (Loss)                                    $              325  $           283  $            360  $         (2,400)
    Deduct Preferred Cash  Dividends                                        6                6                 6                 -
                                                           -----------------------------------------------------------------------
    Net Earnings (Loss) Applicable to
     Common Stock                                          $              319  $           277  $            354  $         (2,400)
                                                            =======================================================================

Weighted Average Common
  Shares Outstanding                                                6,513,859        5,969,469         6,451,017         5,981,881
Effect of Common Stock Equivalent                                           -                -                 -                 -
                                                            ----------------------------------------------------------------------
Weighted Average Common Shares Outstanding
for Primary Earnings per Share                                      6,513,859        5,969,469         6,451,017         5,981,881
                                                            ======================================================================

Basic Earnings (Loss) Per Share                             $             .05  $           .05   $           .05   $          (.40)
                                                            ======================================================================

Diluted Net Earnings Applicable to Common Stock:

    Net Earnings (Loss) Applicable to
      Common Stock                                          $             319  $           277   $            354  $        (2,400)
    Add Back Preferred Cash Dividends                                       5                5                 10                -
                                                             ---------------------------------------------------------------------
    Net Earnings (Loss) Applicable to
      Common Stock                                          $             324              282   $            364  $        (2,400)
                                                             =====================================================================

Weighted Average Common
  Shares Outstanding                                                6,513,859        5,969,469          6,451,017        5,981,881
Effect of Common Stock Equivalent                                   3,711,136        1,471,227          3,773,978          749,449
                                                              --------------------------------------------------------------------
Weighted Average Common Shares
  Outstanding for Diluted Earnings
  per Share                                                        10,224,995        7,440,696         10,224,995        6,731,330
                                                              ====================================================================

Diluted Earnings (Loss) Per Share                            $            .03  $           .04    $           .04   $         (.40)
                                                              ====================================================================
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